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                                                                    EXHIBIT 10.2

MEMORANDUM                                                   PANAMERICAN BANCORP

TO:     Compensation Meeting

CC:

FROM:   M. Golden

DATE:   12/9/2002

RE:     executive pay package for 2003, for Castro, Modder

Salary & Bonus arrangement

This arrangement starts with the salary for the executives as described below and then pays a bonus or reduces the salary. It depends on whether the preset goal is obtained or not.

Described as follows:

1. If the minimum goals are not reached then a predetermined amount under the schedule will be deducted in the following Q from the base salary.

2. If in any future Q, after a reduction, the goal is obtained then the salary will then be reset to the previous level.

SEE: SALARY BONUS REDUCTION COMPENSATION SCHEDULE FOR FURTHER DETAILS

THE BASE SALARIES ARE AS FOLLOWS:

PHIL MODDER.  .................  $125,000
HUGO CASTRO   .................  $130,000.             [ILLEGIBLE]

Benefits to executives:

     1)   $900.00 car allowance, all inclusive of all auto expenses

     2)   Health Benefits

     3)   Vacation pay, 4 weeks

     4)   T&E with a max of $500.00 in any month.

     5)   Life insurance (to be reviewed and determined at a later date)

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